                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                October 25, 2001
                Date of Report (Date of earliest event reported)

                                 SonicWALL, Inc.
             (Exact name of registrant as specified in its charter)

          California                  000-27723                 77-0270079
(State or other jurisdiction of      (Commission             (I.R.S. employer
 incorporation or organization)        File No.)          identification number)

                               1160 Bordeaux Drive
                           Sunnyvale, California 94089
              (Address of principal executive offices and zip code)

                                 (408) 745-9600
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


                                       1

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Item 2.  Acquisition or Disposition of Assets.

The undersigned Registrant hereby amends in the manner set forth below and in the pages attached hereto Item 7 of its Current Report on Form 8-K, filed on November 1, 2001, relating to the Registrant's acquisition of RedCreek Communications, Inc. on October 25, 2001 as described in such Current Report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired

See Exhibit 99.1 for the historical financial statements of RedCreek Communications, Inc.

(b)  Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Financial Statements are presented to illustrate the effects on the historical financial position and operating results of the Registrant, SonicWALL, Inc. ("SonicWALL"), of the acquisition of substantially all of the assets, and certain liabilities, of RedCreek Communications, Inc. ("RedCreek"). The pro forma financial statements were prepared as if the acquisition had been completed on January 1, 2000, for statement of operations purposes, and as of September 30, 2001, for balance sheet purposes. The pro forma financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of SonicWALL and RedCreek. For SonicWALL, those financial statements are included in SonicWALL's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and its Annual Report on Form 10-K/A for the year ended December 31, 2000. See Exhibit 99.1 for the historical financial statements of RedCreek.

The pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SonicWALL would have been had the acquisition occurred on and as of the dates assumed, nor do they purport to be indicative of future consolidated results of operations or financial position.


                                        2

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT SEPTEMBER 30, 2001
(In thousands)

                                                       Historical
                                             ------------------------------
                                                                                      Pro Forma             Pro Forma
ASSETS                                       SonicWALL             RedCreek          Adjustments            Combined
                                             ---------             --------          -----------            ---------
Current assets:
  Cash and cash equivalents                   $ 77,147             $   292             $(12,500) A           $ 64,939
  Short-term investments                       156,429                   -                    -               156,429
  Accounts receivable, net                      15,119                 179                    -                15,298
  Inventories, net                               5,295                 610                    -                 5,905
  Deferred income taxes                         20,560                   -                    -                20,560
  Prepaid expenses and other current
   assets                                        3,519                 194                    -                 3,713
                                              --------             -------             --------              --------
    Total current assets                       278,069               1,275              (12,500)              266,844

Goodwill, net                                  173,541                   -               17,375  B            190,916
Other intangibles, net                          49,887                   -                1,150  B             51,037
Property, plant and equipment, net               6,568                 223                    -                 6,791
Other assets                                       347                  58                    -                   405
                                              --------             -------             --------              --------
    Total assets                              $508,412             $ 1,556             $  6,025              $515,993
                                              ========             =======             ========              ========

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Borrowings                                  $      -             $   387             $   (387) C           $      -
  Accounts payable                               6,438               2,336                    -                 8,774
  Accrued and other liabilities                 15,319               2,259                  545  D             18,123
  Deferred revenue                              12,684               1,809                    -                14,493
  Current portion of capital lease obligation        -                  48                    -                    48
  Notes payable to related party, current
   portion                                           -              12,232              (12,232) C                  -
                                              --------             -------             --------              --------
    Total current liabilities                   34,441              19,071              (12,074)               41,438
Deferred income taxes                           18,588                   -                    -                18,588
                                              --------             -------             --------              --------
    Total liabilities                           53,029              19,071              (12,074)               60,026

Convertible preferred stock                          -              43,640              (43,640) E                  -

Shareholders' equity (deficit)                 455,383             (61,155)              61,739  F            455,967
                                              --------             -------             --------              --------
    Total liabilities, convertible
     preferred stock and shareholders'
     equity (deficit)                         $508,412             $ 1,556             $  6,025              $515,993
                                              ========             =======             ========              ========

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                        3

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE
MONTHS ENDED SEPTEMBER 30, 2001
(In thousands, except per share data)

                                                        Historical
                                                -----------------------------
                                                                                            Pro Forma            Pro Forma
                                                SonicWALL            RedCreek              Adjustments           Combined
                                                ---------            --------              -----------           ---------
Revenues:
   Product                                       $ 62,426            $  3,545                 $     -             $ 65,971
   License and service                             16,466                 985                       -               17,451
                                                 --------            --------                 -------             --------
      Total revenues                               78,892               4,530                       -               83,422
                                                 --------            --------                 -------             --------
Cost of revenues:
   Product                                         17,856               4,109                       -               21,965
   License and service                                955                 856                       -                1,811
                                                 --------            --------                 -------             --------
      Total cost of revenues                       18,811               4,965                       -               23,776
                                                 --------            --------                 -------             --------
Gross margin                                       60,081                (435)                      -               59,646
                                                 --------            --------                 -------             --------
Operating expenses:
   Research and development                        15,576               4,860                       -               20,436
   Sales and marketing                             22,352               6,224                       -               28,576
   General and administrative                       6,764               2,244                       -                9,008
   Stock-based compensation                         2,480                   -                     716  G             3,196
   Amortization of goodwill and other
    intangible assets                              31,858                   -                     410  H            32,268
   Impairment of intangible assets                      -               1,543                       -                1,543
                                                 --------            --------                 -------             --------
      Total operating expenses                     79,030              14,871                   1,126               95,027
                                                 --------            --------                 -------             --------
Loss from operations                              (18,949)            (15,306)                 (1,126)             (35,381)
Interest and other income (expense), net            7,592                (735)                    643  I             7,500
                                                 --------            --------                 -------             --------
Loss before income taxes                          (11,357)            (16,041)                   (483)             (27,881)
Provision (benefit) for income taxes                4,746                   -                  (4,746) J                 -
                                                 --------            --------                 -------             --------
Net income (loss), before extraordinary item      (16,103)            (16,041)                  4,263              (27,881)
Gain on debt extinguishment                             -               1,329                       -                1,329
                                                 --------            --------                 -------             --------
Net income (loss)                                $(16,103)           $(14,712)                $ 4,263             $(26,552)
                                                 ========            ========                 =======             ========
Net loss per share--basic                          $(0.25)                                                          $(0.42)
                                                 ========                                                         ========
Net loss per share--diluted                        $(0.25)                                                          $(0.42)
                                                 ========                                                         ========
Shares used in per share calculation--basic        63,851                                                           63,851
                                                 ========                                                         ========
Shares used in per share calculation--diluted      63,851                                                           63,851  K
                                                 ========                                                         ========

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE
MONTHS ENDED DECEMBER 31, 2000
(In thousands, except per share data)

                                                             Historical
                                                    -----------------------------
                                                                                              Pro Forma           Pro Forma
                                                    SonicWALL            RedCreek            Adjustments          Combined
                                                    --------             --------            -----------          ---------
Revenues:
   Product                                           $60,101             $  7,500              $     -             $67,601
   License and service                                 9,347                  968                    -              10,315
                                                     -------             --------              -------             -------
      Total revenues                                  69,448                8,468                    -              77,916
                                                     -------             --------              -------             -------
Cost of revenues:
   Product                                            17,310                5,113                    -              22,423
   License and service                                   262                1,002                    -               1,264
                                                     -------             --------              -------             -------
      Total cost of revenues                          17,572                6,115                    -              23,687
                                                     -------             --------              -------             -------
Gross margin                                          51,876                2,353                    -              54,229
                                                     -------             --------              -------             -------
Operating expenses:
   Research and development                           11,359                6,421                    -              17,780
   Sales and marketing                                15,662                7,797                    -              23,459
   General and administrative                          5,745                2,255                    -               8,000
   In-process research and development                 2,300                    -                    -               2,300
   Stock-based compensation                            3,315                    -                  955  G            4,270
   Amortization of goodwill and other intangible
    assets                                             4,961                    -                  496  H            5,457
                                                     -------             --------              -------             -------
      Total operating expenses                        43,342               16,473                1,451              61,266
                                                     -------             --------              -------             -------
Income (loss) from operations                          8,534              (14,120)              (1,451)             (7,037)
Interest and other income (expense), net              10,136                 (615)                 159  I            9,680
                                                     -------             --------              -------             -------
Income (loss) before income taxes                     18,670              (14,735)              (1,292)              2,643
Provision (benefit) for income taxes                   9,923                    -               (5,010) J            4,913
                                                     -------             --------              -------             -------
Net income (loss)                                    $ 8,747             $(14,735)             $ 3,718             $(2,270)
                                                     =======             ========              =======             =======
Net income (loss) per share--basic                     $0.16                                                       $ (0.04)
                                                     =======                                                       =======
Net income (loss) per share--diluted                   $0.14                                                       $ (0.04)
                                                     =======                                                       =======
Shares used in per share calculation--basic           54,879                                                        54,879
                                                     =======                                                       =======
Shares used in per share calculation--diluted         60,496                                                        54,879  K
                                                     =======                                                       =======

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                        5

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.   BASIS OF PRO FORMA PRESENTATION

On October 25, 2001, SonicWALL acquired substantially all of the assets and certain liabilities of RedCreek in a transaction to be accounted for as a purchase. At the closing of the acquisition, SonicWALL paid $12.5 million in cash, assumed certain current accounts payable and other liabilities of RedCreek, and forgave repayment of bridge loan amounts payable by RedCreek to SonicWALL that were used by RedCreek to fund its operating expenses from the date the purchase agreement was signed until the closing of the acquisition. SonicWALL also assumed RedCreek's 2001 stock option plan and options issued thereunder. In the event RedCreek products achieve certain quarterly sales targets during 2001 to 2003, SonicWALL is obligated to pay additional purchase consideration of up to $4.5 million in cash, which payments would be recorded, if and when payable, as adjustments to goodwill.

The purchase price was based on the fair market value of assets acquired and liabilities assumed. The options assumed were valued using the Black-Scholes valuation model and based upon the following assumptions: a stock price based upon the average market price per share of SonicWALL common stock of $14.13 which was calculated using the average closing market price as of October 30, 2001, the date the acquisition was publicly announced, and for the two trading days prior to and two trading days subsequent to October 30, 2001; an expected volatility of 85%; a risk-free interest rate of 3.56% and an expected life of four years.

The purchase consideration is estimated as follows (in thousands):

          Cash                                               $12,500
          Assumption of RedCreek options                       2,205
          Approximate transaction costs                          545
                                                             -------
             Total                                           $15,250
                                                             =======

The preliminary purchase price allocation at September 30, 2001 is estimated as follows (in thousands):

          Tangible assets acquired                           $ 1,556
          Intangible assets acquired:
             Existing technology                                 750
             Trademarks                                          100
             Customer base                                       150
             Outstanding purchase orders                         150
             Goodwill                                         17,375
          Deferred compensation of unvested options            1,621
          Liabilities assumed                                 (6,452)
                                                             -------
             Total                                           $15,250
                                                             =======

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2.   PRO FORMA ADJUSTMENTS

The pro forma statements give effect to the preliminary allocation of the total purchase consideration to the assets and liabilities of RedCreek based on their respective fair values and to the amortization of intangible assets at their fair values over the respective useful lives. The following pro forma adjustments have been made to the Unaudited Pro Forma Condensed Combined Financial Statements:

     (A) To record cash paid as part of the acquisition of RedCreek. At the closing of the acquisition, SonicWALL paid $12.5 million in cash, assumed certain current accounts payable and other liabilities of RedCreek, and forgave repayment of bridge loan amounts payable by RedCreek to SonicWALL that were used by RedCreek to fund its operating expenses from the date the purchase agreement was signed until the closing of the acquisition.

     (B) To record intangible assets at their estimated fair values comprised of existing technology of $750,000, trademarks of $100,000, customer base of $150,000, outstanding purchase orders of $150,000 and goodwill of $17,375,000.

     (C) To eliminate RedCreek notes payable which were not assumed as part of the acquisition.

     (D) To record acquisition-related fees of $545,000. Acquisition-related fees include fees for financial advisors, legal advisors and accountants, printing costs, registration and transfer fees and other nominal charges.

     (E) To eliminate RedCreek's redeemable convertible preferred stock which was not acquired.

     (F) To eliminate RedCreek's historical shareholders' deficit and record the fair value of options assumed of $2,205,000 less deferred compensation of $1,621,000. The pro forma combined shareholders' equity, after appropriate reclassifications, comprises the following (in thousands):

          Common stock                                               $438,515
          Tax benefit on disqualifying dispositions                    28,936
          Deferred compensation                                        (3,764)
          Accumulated other comprehensive income                          486
          Retained earnings                                            (8,206)
                                                                     --------
          Total shareholders' equity                                 $455,967
                                                                     ========

     (G) To record amortization of deferred compensation charges related to the unvested options assumed in the acquisition.

     (H) To record the amortization of identifiable intangible assets related to the acquisition as if the transaction occurred on January 1, 2000. Identifiable intangible assets are amortized over two months to four years.

     (I)  To eliminate interest expense related to notes payable.

     (J) To recognize benefit for income taxes on RedCreek pretax losses to the extent realizable. The pro forma combined provision (benefit) for income taxes does not represent the amounts that would have resulted had SonicWALL and RedCreek filed consolidated income tax returns during the periods presented.

     (K) Common stock equivalents of 5,663,000 and 4,625,000 for the year ended December 31, 2000 and the nine months ended September 30, 2001, consisting of options, were not included in the computation of diluted net loss per share because their effect would be anti-dilutive.

     (c)  Exhibits

     23.1  Consent of PricewaterhouseCoopers LLP, Independent Accountants

     99.1 RedCreek Communications, Inc. audited financial statements as of December 31, 2000 and 1999 and for the years then ended and unaudited financial statements as of September 30, 2001 and for the nine months ended September 30, 2001 and 2000.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SonicWALL, Inc.
                                        (Registrant)

Date:  January 8, 2002                  By:  /s/ Michael J. Sheridan
                                           ------------------------------------
                                             Michael J. Sheridan
                                             Senior Vice President of Strategy
                                                and Chief Financial Officer and
                                                Secretary (Principal Financial
                                                Officer, and Chief Accounting
                                                Officer and Authorized Signer)


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                                  Exhibit Index


23.1   Consent of PricewaterhouseCoopers LLP, Independent Accountants

99.1 RedCreek Communications, Inc. audited financial statements as of December 31, 2000 and 1999 and for the years then ended and unaudited financial statements as of September 30, 2001 and for the nine months ended September 30, 2001 and 2000.